UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 7, 2006 (March 1, 2006)
WINDROSE MEDICAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-31375	35-216691

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(Address and zip code of
principal executive offices)
Registrant’s telephone number, including area code: (317) 860-8180
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
EX-10.1 PURCHASE AGREEMENT 03/03/06
EX-10.2 PURCHASE AGREEMENT 03/03/06
EX-10.3 PURCHASE AGREEMENT 03/03/06
EX-99.1 PRESS RELEASE

Item 1.01. Entry into a Material Definitive Agreement.
     On March 3, 2006, Windrose Medical Properties Trust (the “Company”) entered into three purchase agreements (the “Purchase Agreements”) with E1-PV, L.P., Rose Hill Meadows, Ltd., Medistar Herman Drive Medical Center, Ltd. and Medistar Webster Medical Center, Ltd. (the “Sellers”) to acquire three medical office properties (the “Properties”). Two of the Properties are located in Houston, Texas and, and the third is located in San Antonio, Texas. The Properties contain an aggregate of approximately 231,530 rentable square feet. The aggregate purchase price for the Properties is approximately $81.3 million, subject to certain customary closing adjustments and other allocations. The Company expects to fund the aggregate purchase price with a combination of cash drawn from the Company’s second amended and restated senior secured revolving lines of credit, mortgage financing on the Properties at the time of acquisition and units of limited partnership interest (“Units”) of Windrose Medical Properties, L.P. (the “Partnership”), the Company’s operating partnership.
     In connection with the closing of the acquisition of the Properties, the Partnership will issue an aggregate of 370,558 Units having an initial aggregate value of approximately $5.6 million (the “Unit Value”) based on a price per Unit of $15.00. Each of the Sellers represented in the Purchase Agreements that it qualified as an “accredited investor” as that term is defined in Rule 501(a) of the Securities Act of 1933, as amended (the “Securities Act”), and the Units were issued pursuant to certain exemptions from registration, including, without limitation, the exemptions provided by Rule 506 of Regulation D under the Securities Act and by Section 4(2) of the Securities Act.
     In the event the five-day average closing price of the Company’s common shares, as reported by the NYSE, on the date immediately preceding the closing of the Properties acquisition is less than $12.00 per share, then the Partnership will not issue the Units. Instead, the Company will issue a note to the Sellers having an aggregate value equal to the Unit Value. The note will be payable within 30 days of the closing, without interest.
     The Units are subject to certain terms and restrictions set forth in the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) and the Purchase Agreements. The Sellers have redemption rights pursuant to the Partnership Agreement that enable them to cause the Partnership to redeem their Units after they have been held for one year in exchange for cash or, at the Company’s option, common shares of the Company on a one-for-one basis, subject to certain adjustments. The Sellers will not be permitted to exercise their redemption rights if such redemption would result in the Sellers and any of their affiliates, in the aggregate, owning, directly or indirectly, more than 9.9% (in value or in number of shares, whichever is more restrictive) of the aggregate number of outstanding common shares of the Company. In accordance with the Partnership Agreement, the Company has agreed to file with the Securities and Exchange Commission (the “SEC”), within one year following the date of issuance of the Units, a shelf registration statement under Rule 415 of the Securities Act, as amended, or any other similar rule that may be adopted by the SEC, covering the resale of any common shares of the Company that may be issued upon the redemption of the Sellers’ Units.
     To the Company’s knowledge, there are no material relationships between the Company and the Sellers or any of their affiliates. The purchase of the Properties is subject to customary closing conditions, including the satisfactory completion by the Company of a due diligence review during the inspection periods; provided, however, that two of the Purchase Agreements contain additional closing conditions. Each of these Purchase Agreements requires that the tenant of the respective property waive a right of first refusal prior to the Company’s acquisition of the properties. One of the Purchase Agreements also includes a condition to closing that an affiliate of the Seller acquires a third party’s indirect interests in the property covered by this Purchase Agreement. These acquisitions are expected to close in the second quarter of 2006. The Company provides no assurances that it will complete the acquisitions of the Medistar Properties on a timely basis or at all.
     Copies of the Medistar Purchase Agreements are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 and are incorporated by reference herein. The description of the Purchase Agreements in this Item 1.01 is qualified in its entirety by the terms of the actual Purchase Agreements filed as exhibits to this Current Report on Form 8-K.

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Item 3.02. Unregistered Sales of Equity Securities.
     The disclosure in Item 1.01 of this Current Report on Form 8-K above is incorporated herein by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On March 1, 2006, the Company’s Board of Trustees (the “Board”), upon the recommendation of the Nominating and Governance Committee of the Board, elected Robert L. Bowen to the Board as a Class I trustee. Mr. Bowen will serve on the Board until the 2006 annual meeting of shareholders (the “Annual Meeting”) or until his successor is elected and qualifies. In addition, the Board appointed Mr. Bowen to the Nominating and Governance Committee of the Board.
     Mr. Bowen was elected to fill a vacancy created on the Board that resulted from the resignation of Stephen Goldsmith, former Class II trustee. Because the shareholders would not have an opportunity to elect Mr. Bowen to the Board until the 2007 annual meeting of shareholders, the Board believed that it was in the best interests of the Company and its shareholders to eliminate the Class II vacancy, create a Class I vacancy and elect Mr. Bowen to the Board as a Class I trustee. As a Class I trustee, shareholders will have the opportunity to vote on Mr. Bowen’s election to the Board along with the other Class I trustees nominated by the Board for election at the Annual Meeting, Bruce M. Jacobson and Bryan A. Mills.

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Item 7.01. Regulation FD Disclosure
     On March 7, 2006, the Company issued a press release announcing the execution of the Purchase Agreements discussed in Item 1.01 above. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     In accordance with General Instructions B.1, B.2 and B.6 of Form 8-K, the information included in Items 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 hereto), shall not be deemed “filed” for the purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1	—	Purchase Agreement, dated as of March 3, 2006, by and between Medistar Herman Drive Medical Center, Ltd., a Texas limited partnership, and Windrose Genesis Park, L.P., a Delaware limited partnership.

10.2	—	Purchase Agreement, dated as of March 3, 2006, by and between E1-PV, L.P., a Texas limited partnership, and Rose Hill Meadows, Ltd., a Texas limited partnership, and Windrose Pecan Valley, L.P., a Delaware limited partnership.

10.3	—	Purchase Agreement, dated as of March 3, 2006, by and between Medistar Webster Medical Center, Ltd., a Texas limited partnership, and Windrose Webster Medical Center, L.P., a Delaware limited partnership.

99.1	—	Press release date March 7, 2006.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WINDROSE MEDICAL PROPERTIES TRUST (Registrant)
Date: March 7, 2006	By:	/s/ Frederick L. Farrar
Frederick L. Farrar
Chief Operating Officer, President and Treasurer

Windrose Medical Properties Trust
Exhibit Index

Exhibit
Number		Description
10.1	—	Purchase Agreement, dated as of March 3, 2006, by and between Medistar Herman Drive Medical Center, Ltd., a Texas limited partnership, and Windrose Genesis Park, L.P., a Delaware limited partnership.

10.2	—	Purchase Agreement, dated as of March 3, 2006, by and between E1-PV, L.P., a Texas limited partnership, and Rose Hill Meadows, Ltd., a Texas limited partnership, and Windrose Pecan Valley, L.P., a Delaware limited partnership.

10.3	—	Purchase Agreement, dated as of March 3, 2006, by and between Medistar Webster Medical Center, Ltd., a Texas limited partnership, and Windrose Webster Medical Center, L.P., a Delaware limited partnership.

99.1	-	Press Release dated March 7, 2006.